ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is made and entered into this 26th day of October, 1999, by and among (i) (A) PARKSIDE ASSOCIATES, INC., a Kentucky corporation, (B) PARKSIDE USA, LLC, a Kentucky limited liability company, and (C) JOHN E. DELANEY, an individual resident of the Commonwealth of Kentucky (collectively, the "Assignor"); and (ii) HOMES FOR AMERICA HOLDINGS, INC., a Nevada corporation (the "Assignee").

         WHEREAS, Assignor and Kimberly-Whitney Corporation, a Kentucky corporation ("KWC"), entered into that certain Purchase Agreement dated October 29, 1997, as amended by that Addendum dated October 30, 1999, a copy of which is attached hereto as Exhibit A (the "Purchase Agreement") whereby Assignor agreed to purchase and KWC agreed to convey certain real property located in Scott County, Kentucky for the purposes of developing a multi-family residential housing project (the "Project");

         WHEREAS, in connection with the development of the Project, Assignor received from the U.S. Department of Housing and Urban Development a Commitment for Insurance Advances, Project No. 083-35544, a copy of which is attached hereto as Exhibit B (the "HUD Commitment"); and

         WHEREAS, Assignor desires to assign to Assignee, effective as of 12:01 a.m., prevailing local time, on October __, 1999 (the "Effective Time"), all of Assignor's right, title and interest in and to the Purchase Agreement, the HUD Commitment and certain other Assumed Contracts (as hereinafter defined) executed and/or prepared in contemplation of the development of the Project in accordance with the terms and conditions contained in that certain Letter of Intent dated October 13, 1999 executed between Assignor and Assignee, as amended by the Addendum of that same date, a copy of which is attached hereto as Exhibit C and incorporated herein by reference (the "Letter of Intent").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assignment. As of the Effective Time, Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Purchase Agreement, the HUD Commitment, and the contracts and agreements more fully described and attached hereto on Exhibit D (collectively, the "Assumed Contracts").

         2. Assumption. Assignee hereby agrees to accept the Purchase Agreement, the HUD Commitment and Assumed Contracts and hereby assumes all obligations, liabilities and duties of Assignor thereunder accruing and arising at and after the Effective Time.


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         3. Deposit. Upon execution of this Assignment,  Assignee shall tender a non-refundable deposit in the amount of $5,000 which shall be held in escrow in the escrow account of the law firm of Reed Weitkamp Schell & Vice PLLC. On or before November 3, 1999, provided (i) Assignee shall have waived and/or removed all contingencies contained in both the Letter of Intent and the Purchase Agreement and (ii) that the non-refundable deposit shall have been increased by Assignee to $25,000, the rights granted to Assignee by Assignor hereunder shall become exclusive. If Assignee does not close the transactions contemplated in the Purchase Agreement with KWC on or before November 24, 1999, this Assignment is void and Assignor shall be entitled to retain the deposit as liquidated damages. The parties further acknowledge that the provisions of Section 3 of this Assignment supersede in its entirety numerical paragraph two (2) of the Addendum to the Letter of Intent.

         4. Consideration. In addition to the consideration set forth in the Letter of Intent, the parties agree that the following shall serve as additional consideration:

                  (a) Repayment of Loan Proceeds. The parties acknowledge that at the time of the execution of the Purchase Agreement, KWC loaned to Assignor an amount equal to $35,571 (the "Loan"), said Loan which was evidenced by that certain Promissory Note dated April __, 1999 (the "Promissory Note"). The parties further acknowledge that Assignor applied the proceeds from the Loan as a good faith deposit at the time of the execution of the Purchase Agreement. Accordingly, following (i) the execution of this Assignment, (ii) the satisfaction of the conditions precedent set forth in Section 5 of this Assignment, and
         (iii) the closing of the transactions contemplated in the Purchase Agreement, Assignee shall pay to Assignor an amount equal to $35,571 which amount will be repaid by Assignor to KWC toward repayment on the Loan.

                  (b) Engineering Services. The parties acknowledge that they have agreed that Riverside Design and Engineering, Inc., an affiliate of Assignor, shall retain exclusive rights to provide design and engineering services with respect to the development of the Project.

         5. Contingencies. The transfers contemplated in this Assignment are subject to the satisfaction of the following conditions precedent:

                  (a) KWC Approval. KWC shall consent in writing to the assignment of the Purchase Agreement and Assumed Contracts (if
         applicable) to Assignee and shall further agree to release any collateral held by it as security for the repayment of the Promissory Note, including but not limited to, that certain Assignment of Contracts and Plans and Specifications dated April 23, 1999.

                  (b) HUD Approval. HUD shall consent in writing to the assignment of the HUD Commitment to Assignee.


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         6. Indemnification by Assignee. Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all claims, demands, suits and payments of any cost or expense, including reasonable attorneys' fees, that Assignor shall suffer or incur as a result of Assignee's failure to perform under the Purchase Agreement, the HUD Commitment or Assumed Contracts from and after the Effective Time.

         7. Indemnification by Assignor. Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all claims, demands, suits and payments of any cost or expense, including reasonable attorneys' fees, that Assignee shall suffer or incur as a result of Assignor's failure to perform under the Purchase Agreement, the HUD Commitment or Assumed Contracts prior to the Effective Time.

         8. Brokerage. The parties acknowledge that Assignor shall have no obligation to pay any brokerage commission in connection with the transactions contemplated herein. Accordingly, the first sentence in numerical paragraph seven (7) of the Letter of Intent shall be hereby deemed deleted. The remaining two sentences in that paragraph shall remain unaffected.

         9. Other Documents. Assignor and Assignee hereby agree to execute and deliver such other documents and instruments as may be reasonably necessary to accomplish the transfers contemplated by this Assignment.

         10. Governing Law. This Assignment shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

         11. Entire Agreement. This Assignment and its Exhibits constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof.

         12. Binding Nature. The terms and conditions of this Assignment shall be binding upon the parties hereto and shall inure to the benefit of their respective successors and assigns.

         13. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the day, month and year first above written.

                                        PARKSIDE ASSOCIATES, INC., a Kentucky
                                        corporation

                                        By:
                                        -------------------------------------

                                        Its:
                                        -------------------------------------


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                                        PARKSIDE USA, LLC, a Kentucky limited
                                        liability company

                                        By:
                                        -------------------------------------

                                        Its:
                                        -------------------------------------

                                        -------------------------------------
                                        JOHN E. DELANEY

                                                    ("Assignor")


                                        HOMES FOR AMERICA HOLDINGS, INC.,   a

                                        Nevada corporation

                                        By:
                                        -------------------------------------

                                        Its:
                                        -------------------------------------

                                                   (the "Assignee")


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